Exhibit 10.2

LIMITED WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 28, 2022, by and among LEGACY HOUSING CORPORATION, a Texas corporation (“LHC”) (together with each other entity that from time to time becomes a borrower under the Credit Agreement (defined below) in accordance with the terms thereof, collectively, the “Borrowers” and individually a “Borrower”), and the other Persons party thereto that are designated as a “Credit Party”, CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Capital One”) as Agent for the several financial institutions from time to time party to the Credit Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and such Lenders.

RECITALS

A.The Borrowers, the other Credit Parties, the Lenders, and Capital One are parties to a certain Credit Agreement, dated as of March 30, 2020 (as amended on and prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers.

B.The Borrowers have advised Agent and the Lenders that the Default(s) and Event(s) of Default identified on Exhibit A hereto have occurred and are continuing (the “Specified Defaults”). The Borrowers have requested that Agent and the Required Lenders waive the Specified Defaults, and subject to the terms and conditions hereof, Agent and the Required Lenders are willing to do so.

C.The Borrowers have requested that Agent and the Required Lenders agree to amend certain other terms and provisions under the Credit Agreement, and subject to the terms and conditions hereof, Agent and the Required Lenders are willing to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A.  LIMITED WAIVER

Subject to the terms and conditions set forth below, and in reliance on the representations, warranties, covenants and other agreements contained herein, effective on the date hereof, Agent and the Lenders party hereto (which Lenders constitute the Required Lenders) hereby waive the Specified Defaults. The foregoing waiver is a limited waiver, shall be limited precisely as written, and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default or future breach of the Credit Agreement or any of the other Loan Documents. Except as specifically set forth herein, Agent and the Lenders hereby reserve their rights under the Loan Documents and applicable law in respect of any Defaults or Events of Default and future breaches of the Credit Agreement or any of the other Loan Documents.

B.  AMENDMENTS

1. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 11.6, then “Benchmark” means the applicable Benchmark

Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)For purposes of Section 11.6(a), the first alternative set forth below that can be determined by the Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 11.6(a); and

(2)For purposes of Section 11.6(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents..

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)a notification by the Agent to (or the request by the Borrowers to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Agent and the Borrowers to trigger a fallback from LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Erroneous Payment” as defined in Section 2.11(d)(iii)(A).

“Floor” means the greater of zero percent (0%) or the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“Payment Notice” as defined in Section 2.11(d)(iii)(B).

“Payment Recipient” as defined in Section 2.11(d)(iii)(A).

“Relevant Governmental Body” means the Federal Reserve System Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

2.Section 2.11(d) of the Credit Agreement is hereby amended by (1) inserting “defense,” immediately following “counterclaim,” in clause (i) and (2) adding the following as new clause (iii) immediately after clause (ii):

(iii)  (A)If the Agent notifies a Lender, L/C Issuer, or other Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer, or other Secured Party (any such Lender, L/C Issuer Bank, other Secured Party or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and held in trust for the benefit of the Agent, and such Lender, L/C Issuer, or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this Section 2.11(d)(iii) shall be conclusive, absent manifest error.

(B)Without limiting immediately preceding Section 2.11(d)(iii)(A), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case, then (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment.

(C)Each Lender, Issuing Bank and Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Agent under Section 2.11(d)(iii)(A) above or under the indemnification provisions of this Agreement.

(D)The Borrowers and each other Credit Party hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be contractually subrogated (irrespective of whether the Agent may be equitably subrogated) to all the rights of such Lender, L/C Issuer, or other Secured Party under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender, L/C Issuer, other Secured Party or Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by the Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

(E)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(F)Each party’s obligations, agreements and waivers under this Section 2.11(d)(iii) shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, L/C Issuer, or other Secured Party, the termination of any Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

3.Section 5.12 of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

5.12Servicing of Collateral Loans. Each Credit Party shall (at the sole cost and expense of the Credit Parties) (i) on or before October 26, 2022, enter into an agreement, in form and substance satisfactory to Agent, with a backup third party (“Third Party Servicer”) satisfactory to Agent to service the Collateral Loans, (ii) hold, or ensure that a Third Party Servicer holds, the Collateral Loan Documents for the benefit of Agent, and (iii) cause each Collateral Loan to be (at the sole cost and expense of the Credit Parties) serviced in accordance with the Guidelines. Each Credit Party shall service, or cause the Third Party Servicer to service, the Collateral Loans in compliance with the Collateral Loan Documents and all applicable laws, rules and regulations.

4.Section 8.2(d) of the Credit Agreement is hereby amended by replacing such clause in its entirety with the following:

(d)replace any Credit Party or Third Party Servicer as the servicer of the Collateral Loans and appoint a replacement servicer to service the Collateral Loans;

5.Section 9.5(a) of the Credit Agreement is hereby amended by (1) deleting “and” at the end of clause (iv), (2) replacing the “.” at the end of clause (v) with “; and” and (3) adding the following as new clauses (vi) and (vii):

(vi)shall not be responsible to any Secured Party, any Borrower, any Credit Party or any other Person, or have any liability for, any incorrect or inaccurate determination of LIBOR or the Base Rate for any purpose under any Loan Document; and

(vii)do not warrant, nor accept responsibility, nor have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto, including without limitation whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 11.6, will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability.

6.Section 11.5 of the Credit Agreement is hereby amended by (1) deleting “Alternative Interest Rate Election Event” from the section heading, and (2) deleting clause (b) in its entirety. In connection with such amendments, the references to Section 11.5 in (x) the definition of “LIBOR” (in Section 1.1 of the Credit Agreement) and (y) Section 2.5(a) of the Credit Agreement are hereby amended to reference both Section 11.5 and Section 11.6.

7.The following is hereby added as a new Section 11.6 of the Credit Agreement (and, as a result, (1) the existing Sections 11.6 and 11.7 of the Credit Agreement are hereby renumbered as Sections 11.7 and 11.8, respectively, and (2) the reference to Section 11.6 in the definition of “Eurocurrency liabilities” (in Section 1.1 of the Credit Agreement) is hereby amended to reference Section 11.7):

11.6 Benchmark Replacement Setting.

Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 11.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 11.6.

(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

C.  CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of counsel to the Agent) and (ii) each of the following documents:

(a)executed counterparts to this Amendment from the Borrowers, each of the Credit Parties, and the Lenders;

(b)executed counterparts to a reaffirmation agreement in form and substance satisfactory to the Agent delivered by each Credit Party, pursuant to which each Credit Party shall, among other things, reaffirm the granting and continuance of Agent’s Liens, on behalf of itself, Agent and the Secured Party, pursuant to the Collateral Documents;

(c)certificates attesting to the good standing of each Credit Party in its jurisdiction of organization; and

(d)a certificate of the secretary of each Credit Party or other officer in charge of maintaining books and records of such Credit Party certifying as to (A) the names and signatures of each officer of such Credit Party authorized to execute and deliver this Amendment, (B) the Organization Documents of such Credit Party attached to such certificate are complete and correct copies of such Organization Documents as in effect on the date of such certification (or confirming that the organizational documents previously provided to the Agent have not been modified, amended, rescinded or revoked and are in full force and effect as of the date hereof) and (C) the resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment.

D.  REPRESENTATIONS

To induce the Lenders and Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Agent that:

1.The execution, delivery and performance by such Credit Party of this Amendment have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any material Requirement of Law in any material respect.

2.No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Amendment, the Credit Agreement as amended hereby or any other Loan Document except for (a) recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the date hereof and (c) actions and filings required in connection with the exercise of remedies by Agent.

3.This Amendment, the Credit Agreement as amended hereby and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representations or warranties expressly relate to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

E.  OTHER AGREEMENTS

1.Joinder of New Lenders. Each of those Lenders party hereto that were not party to the Credit Agreement immediately prior to the date hereof hereby becomes a party thereto as a Lender thereunder with the same force and effect as if originally named in the Credit Agreement as a Lender, and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Lender hereunder.

2.Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

3.Effect of Agreement. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Texas and all applicable federal laws of the United States of America.

5.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

6.Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

7.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

8.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

9.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

10.Release. Each Credit Party hereby releases, acquits, and forever discharges Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or be connected with any act of commission or omission of Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other Loan Documents, OTHER THAN CLAIMS, LIABILITIES OR OBLIGATIONS CAUSED BY AGENT’S OR ANY LENDER’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER(S):

LEGACY HOUSING CORPORATION,
a Texas corporation

By:	/s/ CURTIS HODGSON
Name:	CURTIS HODGSON
Title:	EXEC CHAIRMAN
FEIN:	202897516

BORROWER REPRESENTATIVE:

LEGACY HOUSING CORPORATION,
a Texas corporation

By:	/s/ CURTIS HODGSON
Name:	CURTIS HODGSON
Title:	EXEC CHAIRMAN

CREDIT PARTY:

LEGACY HOUSING OF GEORGIA, LLC,
a Georgia limited liability company

By:	/s/ CURTIS HODGSON
Name:	CURTIS HODGSON
Title:	MGR
FEIN:	371824823

Signature Page to Limited Waiver and First Amendment to Credit Agreement

AGENT AND LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Agent and a Lender

By:	/s/ Sallye Cielencki
Name:	Sallye Cielencki
Title:	Senior Vice President /Lead Underwriter and Portfolio Manager

Signature Page to Limited Waiver and First Amendment to Credit Agreement

Exhibit A to Limited Waiver and First Amendment to Credit Agreement

Specified Defaults

1.Event of Default under Section 8.1(h) of the Credit Agreement arising from the judgment entered January 7, 2022, against the Borrowers in the matter of Gina Thompson vs. Great American Insurance Company, Legacy Housing Corporation, Michael Garza, and Louisiana Farm Bureau Casualty Insurance Company, Case No. 2019-477, Div. G, in the 14th Judicial District Court of the Parish of Calcasieu, State of Louisiana.